(h)(3)(viii)

AMENDMENT NO. 7

EXPENSE LIMITATION AGREEMENT

Amendment No. 7, effective as of April 11, 2014 to the Expense Limitation Agreement between AXA Equitable Funds Management Group, LLC (“FMG LLC” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 7”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of May 1, 2011, as amended, (“Agreement”), between them as follows:

1.	New Portfolios. FMG LLC and the Trust have determined to add the following new Portfolios to the Agreement:

AXA/Horizon Small Cap Value Portfolio

AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Pacific Global Small Cap Value Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Terms and Conditions of Agreement with respect to New Portfolios. The New Portfolios will be added to the Agreement on the terms and conditions contained in the Agreement, except that the Agreement shall continue in effect for the New Portfolios until April 30, 2015.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to this Agreement, is hereby replaced in its entirety by Amendment No. 7 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 7

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class IA+	Class IB+
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%	1.30%
EQ/Franklin Core Balanced Portfolio	1.05%	1.30%	1.30%
EQ/Franklin Templeton Allocation Portfolio	0.15%	0.40%	0.40%
EQ/Mutual Large Cap Equity Portfolio	1.05%	1.30%	1.30%
EQ/Templeton Global Equity Portfolio	1.10%	1.35%	1.35%
EQ/Emerging Markets Equity PLUS Portfolio	1.00%	N/A	1.25%
EQ/Equity Growth PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Global Bond PLUS Portfolio	0.75%	1.00%	1.00%
EQ/International Core PLUS Portfolio	0.85%	1.10%	1.10%
EQ/International Value PLUS Portfolio	0.85%	1.10%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%	1.05%
EQ/Natural Resources PLUS Portfolio	0.85%	N/A	1.10%
EQ/Quality Bond PLUS Portfolio	0.60%	0.85%	0.85%
EQ/Real Estate PLUS Portfolio	0.85%	N/A	1.10%
All Asset Aggressive-Alt 25 Portfolio	0.10%	N/A	0.35%
All Asset Aggressive-Alt 50 Portfolio	0.10%	N/A	0.35%
All Asset Aggressive-Alt 75 Portfolio	0.10%	N/A	0.35%
All Asset Growth – Alt 20 Portfolio	0.10%	0.35%	0.35%
All Asset Moderate Growth-Alt 15 Portfolio	0.10%	N/A	0.35%
AXA Aggressive Strategy Portfolio	0.90%*	N/A	1.15%*
AXA Balanced Strategy Portfolio	0.80%*	1.05%*	1.05%*
AXA Conservative Growth Strategy Portfolio	0.75%*	1.00%*	1.00%*
AXA Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
AXA Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Moderate Growth Strategy Portfolio	0.85%*	1.10%*	1.10%*
AXA Ultra Conservative Strategy Portfolio	0.70%*	0.95%*	0.95%*
ATM International Portfolio	0.70%	0.95%	0.95%
ATM Large Cap Portfolio	0.70%	0.95%	0.95%
ATM Mid Cap Portfolio	0.70%	0.95%	0.95%

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class IA+	Class IB+
ATM Small Cap Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager 2000 Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager 400 Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager 500 Portfolio	0.70%	0.95%	0.95%
AXA Tactical Manager International Portfolio	0.70%	0.95%	0.95%
AXA SmartBeta™Equity Portfolio	1.00%	N/A	1.25%
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	0.95%	1.20%	1.20%
EQ/AllianceBernstein Short Duration Government Bond Portfolio	0.65%	0.90%	0.90%
EQ/AllianceBernstein Short-Term Bond Portfolio	0.65%	0.90%	0.90%
EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%	0.95%
EQ/Boston Advisors Equity Income Portfolio	0.80%	1.05%	1.05%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%	1.15%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%	0.97%
EQ/Convertible Securities Portfolio	1.05%	N/A	1.30%
EQ/Core Bond Index Portfolio	0.47%	0.72%	0.72%
EQ/Davis New York Venture Portfolio	0.90%	1.15%	1.15%
EQ/Energy ETF Portfolio	0.70%	N/A	0.95%
EQ/High Yield Bond Portfolio	0.95%	N/A	1.20%
EQ/International ETF Portfolio	0.55%	0.80%	0.80%
EQ/Invesco Comstock Portfolio	0.75%	1.00%	1.00%
EQ/JPMorgan Large Cap Value Portfolio	0.75%	1.00%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%	1.00%
EQ/Low Volatility Global ETF Portfolio	0.70%	N/A	0.95%
EQ/MFS International Growth Portfolio	1.00%	1.25%	1.25%
EQ/Montag & Caldwell Growth Portfolio	0.90%	1.15%	1.15%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	1.10%	1.10%
EQ/Oppenheimer Global Portfolio	1.00%	1.25%	1.25%
EQ/PIMCO Global Real Return Portfolio	0.75%	N/A	1.00%
EQ/PIMCO Ultra Short Bond Portfolio	0.60%	0.85%	0.85%
EQ/T. Rowe Price Growth Stock Portfolio	0.85%	1.10%	1.10%
EQ/UBS Growth and Income Portfolio	0.80%	1.05%	1.05%
EQ/Wells Fargo Omega Growth Portfolio	0.80%	1.05%	1.05%
AXA/Horizon Small Cap Value Portfolio	1.00%	N/A	1.25%
AXA/Lord Abbett Micro Cap Portfolio	1.05%	N/A	1.30%
AXA/Morgan Stanley Small Cap Growth Portfolio	1.00%	N/A	1.25%
AXA/Pacific Global Small Cap Value Portfolio	1.00%	N/A	1.25%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.
+	Includes amounts payable pursuant to Rule 12b-1 of the Investment Company Act of 1940.